CONNER & WINTERS
 A PROFESSIONAL CORPORATION
LAWYERS

1700 ONE LEADERSHIP SQUARE
211 NORTH ROBINSON
OKLAHOMA CITY, OKLAHOMA 73102-7101
(405) 272-5711
FAX (405) 232-2695

______

August 19, 2002

LSB Industries, Inc.
16 South Pennsylvania
Post Office Box 754
Oklahoma City, Oklahoma 73101

          Re:     LSB Industries, Inc.; Form S-8 Registration Statement; 1998 Stock Option
                    and Incentive Plan and Outside Directors Stock Purchase Plan;
                    Our File No. 7033.11

Ladies and Gentlemen:

          We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of LSB Industries, Inc., a Delaware corporation (the "Company"), for the registration of 1,387,800 shares of the Company's Common Stock, $0.10 par value (the "Common Stock"), to be issued by the Company pursuant to the Company's 1998 Stock Option and Incentive Plan (987,800 shares; the "Employee Plan") and the Outside Directors Stock Purchase Plan (400,000 shares; the "Outside Director Plan") (together, the "Plans") from time to time to employees of the Company and its subsidiaries.

          In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

          (a)     Company's Certificate of Incorporation, as amended;

          (b)     Company's Bylaws, as amended;

          (c)     Plans;

          (d)     Resolutions of the Board of Directors of the Company, dated August 13, 1998, and August 13, 2002;

          (e)     Certificate of Good Standing of the Company issued by the Secretary of State of Delaware, dated August 9, 2002;

           (f)     Registration Statement; and

           (g)    Summary Information regarding the Plans.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that each recipient of shares of the Company's Common Stock under the Employee Plan is a Holder and each potential recipient of shares of the Company's Common Stock under the Outside Director Plan is an Eligible Director, as defined in the respective Plans, and that any shares of the Company's Common Stock to be issued under the Plans will have been issued pursuant to the terms of the Plans and will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

          In reliance upon and based on such examination and review, we are of the opinion that, when the Registration Statement becomes effective pursuant to the rules and regulations of the Commission, the 1,387,800 shares of Common Stock which may be issued pursuant to the Plans will constitute, when purchased and issued pursuant to the terms of such Plans, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Conner & Winters, a Professional Corporation, wherever it appears in such Registration Statement. However, in rendering this opinion, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Act.

                                                                            Very truly yours,

                                                                            CONNER & WINTERS, P.C.

                                                                            /s/ Conner & Winters, P.C.

IHS/MHB/jtk